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                                                                     Exhibit 5.1


                Letterhead of Skadden, Arps, Slate, Meager & Flom


                                                     December 10, 2003


Reliant Resources, Inc.
1000 Main Street
Houston, Texas 77002


         Re:      Reliant Resources, Inc.
                  Registration Statement on Form S-3


Ladies and Gentlemen:

         We are acting as special counsel for Reliant Resources, Inc., a Delaware corporation (the "Company") in connection with the Registration Statement on Form S-3, Registration No. 333-107296 (the "Registration Statement") filed on July 24, 2003 by the Company with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities of the Company with an aggregate initial public offering price of up to $3,500,000,000 or the equivalent thereof, based on the applicable exchange rate at the time of sale, in one or more foreign currencies, currency unit or units or composite currency or currencies as shall be designated by the Company: (i) senior secured, senior unsecured or subordinated debt securities of the Company, in one or more series (the "Debt Securities"), which may be issued under the Senior Secured Indenture, proposed to be entered into between the Company and Wilmington Trust Company, as trustee, the Senior Unsecured Indenture, proposed to be entered into between the Company and Wilmington Trust Company, as trustee,


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Reliant Resources, Inc.
December 10, 2003
Page 2

and the Subordinated Indenture, proposed to be entered into between the Company and Wilmington Trust Company, as trustee, respectively, each filed as an exhibit to the Registration Statement (collectively, the "Indentures" and each trustee, a "Trustee"); (ii) guarantees by one or more of the subsidiaries of the Company (the "Guarantees") of Debt Securities issued by the Company, (iii) shares of preferred stock of the Company, $0.001 par value per share (the "Preferred Stock"), in one or more series; (iii) shares of common stock of the Company, $0.001 par value per share (the "Common Stock"); (iv) warrants of the Company (the "Warrants") to purchase any combination of the Company's common stock, preferred stock or other securities as shall be designated by the Company at the time of offering issued pursuant to one or more warrant agreements (each, a "Warrant Agreement") proposed to be entered into between the Company and a warrant agent to be named (the "Warrant Agent"); and (v) such indeterminate amount of Debt Securities and number of shares of Preferred Stock or Common Stock, as may be issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants, including such shares of Preferred Stock or Common Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (the "Indeterminate Securities"). The Debt Securities, the Preferred Stock, the Common Stock, the Warrants and the Indeterminate Securities are collectively referred to herein as the "Offered Securities".

         This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

         We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate in connection with this opinion, including (i) the Registration Statement, as amended through the date hereof, relating to the Offered Securities; (ii) the forms of the Indentures; (iii) the Restated Certificate of Incorporation of the Company, as currently in effect (the "Restated Certificate of Incorporation");
(iv) the Amended and Restated By-Laws of the Company, as currently in effect (the "Amended and Restated By-Laws"); and (v) certain resolutions adopted to date by the Board of Directors of the Company (the "Board of Directors") relating to the registration of the Offered Securities.

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Reliant Resources, Inc.
December 10, 2003
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         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have assumed that the Indentures and the Warrant Agreement will be duly authorized, executed and delivered by the Trustees and the Warrant Agent, respectively, and that any Debt Securities or Warrants that may be issued will be manually signed, countersigned, or authenticated as the case may be, by duly authorized officers of the Trustees and the Warrant Agent, respectively. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

         Members of our firm are admitted to the Bars in the States of Delaware and New York, and we do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent specifically referred to herein. In rendering the opinions set forth herein, with respect to Debt Securities denominated in a currency, currency unit or composite currency other than the U.S. dollar, we have assumed that such issuances will not violate the exchange control or other applicable laws of such foreign jurisdictions. In relation to the opinion set forth in paragraph 1 below with respect to any Debt Securities which may be denominated in a foreign currency that may be substituted or replaced by the Euro, we bring to your attention Title 16 of the New York General Obligations Law (the "GOL"). Title 16 of the GOL provides, among other things, that on the implementation from time to time of Economic and Monetary Union in the Member States of the European Union in accordance with the Treaty on European Union by the adoption of participating Member States of a single currency (the "Euro"), if the subject of medium of payment of a contract, security or instrument is a currency that has been substituted or replaced by the Euro, the Euro will be a commercially reasonable and substantial equivalent that may be either (i) used in determining the


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Reliant Resources, Inc.
December 10, 2003
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value of such currency or (ii) tendered in accordance with the regulations adopted by the Council of the European Union. In addition, Title 16 of the GOL provides that none of (i) the introduction of the Euro, (ii) the tendering of Euros in connection with any obligation in accordance with clauses (i) or (ii) of the immediately preceding sentence, (iii) the determining of the value of any obligation in accordance with clauses (i) or (ii) of the immediately preceding sentence or (iv) the calculating or determining of the subject or medium of payment of a contract, security or instrument with reference to interest rate or other basis has been substituted and replaced due to the introduction of the Euro and that is commercially reasonable substitute and substantial equivalent, shall have either the effect of discharging or excusing performance under any contract, security or instrument or give a party the right to unilaterally alter or terminate any contract, security or instrument. Title 16 of the GOL further provides that its provisions shall not alter or impair and shall be subject to any agreements concerning the Euro between the parties. We note, however, that to the best of our knowledge, there has been no judicial consideration of Title 16 of the GOL by a New York court and, in the absence of any judicial authority, we are unable to express a view as to the interpretation or application a New York court may give to Title 16 of the GOL. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. With respect to any series of Debt Securities (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms of the Offered Debt Securities and of


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Reliant Resources, Inc.
December 10, 2003
Page 5

their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law, the Restated Certificate of Incorporation or the Amended and Restated By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants), when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of the parties to obtain further remedies, (d) the waivers of any usury defense contained in the Indentures which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

         2. With respect to the shares of any series of Preferred Stock (the "Offered Preferred Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the shares of the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the shares of the

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Reliant Resources, Inc.
December 10, 2003
Page 6


Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of Delaware law (the "Certificate of Designation") in the form to be filed as an exhibit to the Registration Statement; any amendment thereto or any document incorporated by reference therein; (v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Restated Certificate of Incorporation including the Certificate of Designation relating to the Offered Preferred Stock and the Amended and Restated By-laws so as not to violate any applicable law, the Restated Certificate of Incorporation or the Amended and Restated By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) certificates representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Debt Securities or Preferred Stock or Warrants), when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

         3. With respect to any offering of Common Stock (the "Offered Common Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties


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Reliant Resources, Inc.
December 10, 2003
Page 7


thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; (v) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with Restated Certificate of Incorporation and the Amended and Restated By-laws so as not to violate any applicable law, the Restated Certificate of Incorporation or the Amended and Restated By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates representing the shares of Offered Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Common Stock or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

         4. With respect to any series of Warrants (the "Offered Warrants"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Warrants and related matters; (v) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law, the Restated Certificate of Incorporation or Amended and Restated By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or


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Reliant Resources, Inc.
December 10, 2003
Page 8


governmental body having jurisdiction over the Company by the Company and the applicable Warrant Agent; and (vi) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the Warrant Agreement and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants (including any Warrants duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants), when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of the parties to obtain further remedies.

                  We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. We also consent to the reference to us under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.


                                            Very truly yours,

                                            /s/ SKADDEN, ARPS, SLATE
                                                MEAGHER & FLOM LLP